                                                                   EXHIBIT 23(b)

                    Report of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 1997 included in the 1996 10-K, into Washington Real Estate Investment Trust's previously filed Registration Statement on Form S-8, File No. 33-63671.


ARTHUR ANDERSEN LLP

Washington, DC
March 6, 1997